SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM 8-K/A

                            Amendment Number 1 to


                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported): October 22, 1998




                          HEMACARE CORPORATION
        -----------------------------------------------------
	(Exact name of registrant as specified in its chapter)


	                           California
              -----------------------------------------------
              (State or other jurisdiction of incorporations)


            0-15223                                   95-3280412
     ----------------------                --------------------------------
     Commission File Number                (IRS Employer Identification No.)


4954 Van Nuys Boulevard, Sherman Oaks, California                 91403
--------------------------------------------------           ---------------
   (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (818)986-3883
                                                      --------------

This Form 8-K/A amends and supplements the Form 8-K filed by the undersigned registrant on November 5, 1998 relating to the acquisition of certain assets of Coral Therapeutics, Inc. This Form 8-K/A contains the information referred to in Item 7 of the Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits.
-------    ----------------------------------------------------------

           (a)     Financial Statements of Business Acquired.

                   Coral Therapeutics, Inc.
                   Audited 1997 and 1996 Financial Statements together with Accountant's Report.

                   Provided herein as Exhibit A.

           (b)     Pro Forma Financial Information.

                   HemaCare Corporation and Coral Therapeutics, Inc.

                   Pro Forma Combined Condensed Balance Sheet as of
                   September 30, 1998.
                   Pro Forma Combined Condensed Statements of Income for the
                    year ended December 31, 1997 and the nine months ended September 30, 1998.
                   Notes to Pro Forma Combined Condensed Financial Statements.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 1998
       ------------------

						HemaCare Corporation


                                                By  /s/ Sharon C. Kaiser
                                                   --------------------------
                                                    Sharon C. Kaiser
                                                    Chief Financial Officer

Item 7. (b) Pro Forma Financial Information
--------------------------------------------
Unaudited Pro Forma Combined Condensed Financial Statements

On October 22, 1998, HemaCare Corporation ("HemaCare" or the "Company") through its wholly owned subsidiary Coral Blood Services, Inc. ("CBS"), acquired substantially all the assets of Coral Therapeutics, Inc. ("Coral") from Coral's secured lender. The acquisition price of the assets was $950,000 in cash and 450,000 shares of HemaCare's Series B senior convertible preferred stock. The Company financed the acquisition by (i) utilizing existing cash balances, (ii) borrowing $600,000 on its line of credit and (iii) issuing 450,000 shares of HemaCare Series B senior convertible preferred stock. The Series B preferred stock is convertible into 500,000 shares of HemaCare common stock, at the option of the holder, one year after issuance. Concurrently with the closing of the asset purchase, HemaCare extended offers of employment to most of Coral's employees. In addition, HemaCare has entered into or expects to enter into non-competition agreements with certain former managers of Coral pursuant to which HemaCare expects to make cash payments and issue shares of HemaCare common stock and warrants to purchase HemaCare common stock. HemaCare also is obligated to satisfy certain liabilities of Coral to its ex-employees and expects to make payments necessary to maintain essential business relationships. The acquisition will be accounted for as a purchase.

The following unaudited pro forma combined condensed financial statements and related notes give effect to the acquisition of the assets of Coral as a purchase. The Pro Forma Combined Condensed Balance Sheet presents the financial position of the Company as if the acquisition had been completed on September 30, 1998. The Pro Forma Combined Condensed Statements of Operations have been prepared as if the acquisition occurred at the beginning of the period presented.

The pro forma financial statements are presented for illustrative purposes only. They do not purport to be indicative of the financial position or results of operations of the Company which would have occurred if the acquisition had been effected on the date or dates indicated, nor do they purport to be indicative of future financial position of results of operations. The pro forma financial statements have been prepared based upon the historical financial statements of HemaCare and Coral, adjusted as described in the accompanying notes. No effect has been given in the pro forma results of operations for efficiencies or other benefits which may be realized through the acquisition. The pro forma financial statements should be read in conjunction with the historical financial statements and related notes thereto of HemaCare and Coral.

                             HEMACARE CORPORATION
                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998

                                   HemaCare          Coral Thera-       Eliminations     Pro Forma         Pro Forma
                                  Corporation        peutics, Inc.          (a)         Adjustments
                                  (Unaudited)        (Unaudited)                       (Unaudited)       (Unaudited)
                                  -------------      -------------     -------------    -------------     -------------
           ASSETS
Current Assets
 Cash and equivalents............ $  1,473,000       $     30,000      $         -       $  (350,000)(b)  $  1,153,000
 Marketable securities...........      480,000                  -                -                 -           480,000
 Accounts receivable, net........    1,417,000          1,461,000                -          (191,000)(c)     2,687,000
 Inventories, primarily supplies.      391,000            236,000                -                             627,000
 Other current assets............      153,000            110,000         (102,000)                -           161,000
                                  -------------      -------------     ------------      ------------     -------------
     Total current assets........    3,914,000          1,837,000         (102,000)         (541,000)        5,108,000

Plant and equipment, net.........      474,000            387,000                -           (72,000)(c)       789,000
Goodwill.........................            -                  -                -           709,000 (d)       709,000
Other assets.....................      105,000             25,000          (20,000)                -           110,000
                                  -------------      -------------     ------------      ------------     -------------
                                  $  4,493,000       $  2,249,000      $  (122,000)      $    96,000      $  6,716,000
                                  =============      =============     ============      ============     =============

         LIABILITIES
Current Liabilities
 Accounts payable................ $    415,000       $  1,350,000      $(1,350,000)      $         -      $    415,000
 Accrued payroll and payroll
  taxes..........................      575,000                  -                -           649,000 (e)     1,224,000
 Accrued expenses................      340,000          1,077,000       (1,077,000)          854,000 (f)     1,194,000
 Current obligations
  under capital leases...........      126,000                  -                -                 -           126,000
 Notes payable...................            -          2,055,000       (2,055,000)                -                 -
 Bank borrowing..................            -                  -                -           600,000 (b)       600,000
 Other current liabilities.......      122,000           (277,000)         277,000                 -           122,000
                                  -------------      -------------     ------------      ------------     -------------
     Total current liabilities...    1,578,000          4,205,000       (4,205,000)        2,103,000         3,681,000

Obligations under capital leases,
 net of current portion..........      133,000                  -                -                 -           133,000
Other long-term liabilities......            -            825,000         (825,000)           22,000 (f)        22,000
Commitments and contingencies....            -                  -                -                 -                 -
Shareholders equity
 Preferred stock.................            -         16,691,000      (16,691,000)           75,000 (b)        75,000
 Common stock....................   13,570,000              2,000           (2,000)           23,000 (e,f)  13,593,600
 Treasury Stock..................            -              1,000           (1,000)                -                 -
 Additional paid in capital......            -             82,000          (82,000)                -                 -
 Accumulated deficit.............  (10,788,000)       (19,557,000)      19,557,000                 -       (10,788,000)
                                  -------------      -------------     ------------      ------------     -------------
     Total shareholders equity...    2,782,000         (2,781,000)       2,781,000            98,000         2,880,000
                                  -------------      -------------     ------------      ------------     -------------
                                  $  4,493,000       $  2,249,000      $(2,249,000)      $ 2,222,600      $  6,716,000
                                  =============      =============     ============      ============     =============


                      The accompanying notes are an integral
                             part of these financial statements.

                             HEMACARE CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997


                                   HemaCare       Coral Thera-    Eliminations      Pro Forma      Pro Forma
                                  Corporation    peutics, Inc.        (a)         Adjustments       Combined
                                  (Audited)        (Audited)                                      (Unaudited)
                                  ------------   -------------    ------------    -------------   ------------

Revenue.........................  $ 11,101,000   $ 7,906,000      $(2,039,000)    $         -     $ 16,968,000

Operating costs and expenses....     9,194,000     5,654,000       (1,340,000)              -       13,508,000
                                  -------------  ------------     ------------    ------------    -------------
Operating profit (loss).........     1,907,000     2,252,000         (699,000)              -        3,460,000

General and administrative
 expense........................     1,998,000    10,377,000       (3,493,000)     (3,443,000)(b)    5,439,000
                                  -------------  ------------     ------------    ------------    -------------
Other Income (Expense):
 Gain on sale of Gateway
 Community Blood Program........       128,000             -                -               -          128,000
                                  -------------  ------------     ------------    ------------    -------------

Income (loss) from continuing
 operations before income taxes.        37,000    (8,125,000)       2,794,000       3,443,000       (1,851,000)

Provision for income taxes......             -             -                -               -                -
                                  ------------   ------------     ------------    ------------    -------------
Net income (loss) from
 continuing operations..........  $    37,000    $(8,125,000)     $ 2,794,000     $ 3,443,000     $ (1,851,000)
                                  ============   ============     ============    ============    =============

Basic and diluted net income
 from continuing operations.....  $      0.01                                                     $      (0.24)
                                  ============                                                    =============

Weighted average common shares
 used to compute:
  Basic income (loss) per share.    7,190,710                                         560,000 (c)    7,750,710
                                  ============                                    ============    =============
  Diluted income (loss)
   per share....................    7,190,710                                         560,000 (c)    7,750,710
                                  ============                                    ============    =============


                       The accompanying notes are an integral
                         part of these financial statements.

                            HEMACARE CORPORATION
             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1998


                                   HemaCare         Coral Thera-     Eliminations    Pro Forma      Pro Forma
                                  Corporation      peutics, Inc.         (a)        Adjustments     Combined
                                  (Unaudited)       (Unaudited)                                    (Unaudited)
                                  ------------     --------------    ------------   ------------    ------------

Revenue.........................  $ 8,431,000      $ 6,445,000       $  (987,000)   $         -     $ 13,889,000

Operating costs and expenses....    6,412,000        4,854,000          (763,000)             -       10,503,000
                                  ------------     ------------      ------------   ------------    -------------
Operating profit (loss).........    2,019,000        1,591,000          (224,000)             -        3,386,000

General and administrative
 expense........................    1,694,000        4,365,000          (339,000)    (2,066,000)(b)    3,654,000
                                  ------------     ------------      -------------  ------------    -------------

Income (loss) from continuing
 operations before income
 taxes..........................      325,000       (2,774,000)          115,000      2,066,000         (268,000)

Provision for income taxes......            -                -                 -              -                -
                                  ------------     ------------      ------------   ------------    -------------
Net income (loss) from
 continuing operations..........  $   325,000      $(2,774,000)      $   115,005    $ 2,066,000     $   (268,000)
                                  ============     ============      ============   ============    =============
Basic and diluted net income
 from continuing operations.....  $      0.05                                                       $      (0.03)
                                  ============                                                      =============

Weighted average common shares
  used to compute:

 Basic income (loss) per share..    7,194,113                                           560,000 (c)    7,754,113
                                  ============                                      ============    =============
 Diluted income (loss) per
  share.........................    7,194,382                                           560,000 (c)    7,754,382
                                  ============                                      ============    =============

                             The accompanying notes are an integral
                              part of these financial statements.

                             HEMACARE CORPORATION
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. Pro Forma Combined Condensed Balance Sheet
---------------------------------------------

   a. To eliminate the assets and liabilities of Coral which were not acquired by HemaCare.

   b. To record the payment of the acquisition purchase price, including a $950,000 cash payment, partially financed by $600,000 of credit line borrowing and issuance of 450,000 shares of Series B convertible preferred stock convertible at the option of the holder, after one year, into 500,000 shares of HemaCare common stock.

   c. To adjust the book value of Coral assets to estimated net realizable value.

   d. To record goodwill associated with the acquisition, equal to the difference between the net realizable value of the assets acquired and the aggregate consideration paid, including acquisition related liabilities incurred.

   e. To record the obligation for payments to be made and equity to be issued to former Coral employees for payroll, severance and non-competition agreements.

   f. To record other obligations incurred and equity to be issued in connection with the acquisition including:

      Payments necessary to maintain
      essential business relationships        $352,000

      Professional fees                        330,000

      Other transaction costs and
       expenses                                194,000
                                              --------
                                              $876,000
                                              ========

2. Pro Forma Combined Condensed Statements of Operations
---------------------------------------------------------

   a. To eliminate the revenues, costs and expenses of operations not acquired by HemaCare, including a $2.8 million write off of goodwill included in 1997 general and administrative expense.

   b. To eliminate (i) historical depreciation and interest expense of Coral and (ii) general and administrative expense related to obligations not acquired; and to record depreciation, amortization and interest expense related to the transaction as follows:


                                       Nine Months Ended         Year Ended
                                         September 30,        December 31, 1998
                                       ------------------     -----------------

Historical amounts eliminated:

 Depreciation and amortization         $   (240,000)          $  (319,000)
 Interest                                  (250,000)             (275,000)

Amounts related to transaction
 recorded:
 Depreciation and amortization              111,000               148,000
 Interest                                    38,000                51,000

Elimination of obligations
 not acquired:
 Compensation of Coral employees
  who did not continue employment
  with HemaCare                          (1,250,000)           (2,283,000)

 Lease obligation for facilities
  not acquired                             (204,000)             (239,000)

 Other obligations, net                    (277,000)             (534,000)
                                       -------------          ------------
                                       $ (2,072,000)          $(3,451,000)
                                       =============          ============


   c. Shares issued as a part of the acquisition.

                                  EXHIBIT A

                             FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1997 AND 1996
                          TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Coral Therapeutics, Inc.:

We have audited the accompanying balance sheets of Coral Therapeutics, Inc. (a Delaware corporation) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 9, subsequent to year-end, the Company defaulted under its lines of credit and the lender foreclosed on certain assets of the Company. Effective October 22, 1998, the lender sold substantially all of the Company's assets to HemaCare Corporation. This transaction resulted in the termination and dissolution of the Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coral
Therapeutics, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                  /s/ Arthur Andersen, LLP
                                  -------------------------
                                   Arthur Andersen, LLP


Boston, Massachusetts
March 6, 1998 (except
with respect to the
matter discussed in
Note 9, as to which
the date is
October 22, 1998)

                            CORAL THERAPEUTICS, INC.

                    BALANCE SHEETS-DECEMBER 31, 1997 AND 1996

            ASSETS              1997          1996            LIABILITIES AND STOCKHOLDERS'             1997             1996
                                                                EQUITY (DEFICIT)

CURRENT ASSETS:                                             CURRENT LIABILITIES:
 Cash and cash equivalents..... $ 2,878,944   $   256,677    Line of credit (Note 6)............... $    898,847   $          -
 Marketable securities                    -     2,215,193    Current portion of capital lease
 Accounts receivable, net                                    obligations...........................       90,945         22,492
  of allowances of approximately                             Current portion of notes payable......    1,105,717        866,019
  $259,000 and $48,000  for                                  Accounts payable and accrued expenses.    1,992,811      1,356,723
  1997 and 1996, respectively...  1,516,300     1,161,485    Current portion of noncompete agree-
 Inventories...................     235,317       187,369     ment obligations.....................      320,000        200,000
 Other current assets..........      88,600       138,616                                           -------------   ------------
                                ------------  ------------
      Total current assets.....   4,719,161     3,959,340          Total current liabilities.......    4,408,320      2,445,234
                                ------------  ------------                                          -------------   ------------

                                                            LONG-TERM DEBT, NET OF CURRENT PORTION:
                                                             Noncompete agreement obligations......      261,666        500,000
                                                             Notes payable.........................    1,899,994      1,896,417
                                                             Capital lease obligations.............      236,367         22,326
                                                                                                    -------------   ------------
                                                                                                       2,398,027      2,418,743
                                                                                                    -------------   ------------
DUE FROM OFFICER                          -        25,000   COMMITMENTS (Note 5)
                                ------------  ------------
                                                            STOCKHOLDERS' EQUITY (DEFICIT) (Note 8):
                                                             Mandatorily redeemable convertible
                                                              preferred stock, $.001 par value
                                                              (at redemption value) -
                                                                Series A -
PROPERTY AND EQUIPMENT,                                           Authorized - 3,500,000 shares
 AT COST:                                                         Issued and outstanding -
Furniture, fixtures and                                             3,500,000 shares...............    4,624,861       4,274,861
 office equipment..............     665,671       574,434       Series B -
Computer and clinical equip-                                      Authorized - 4,077,042 and
 ment..........................     405,774       309,784          3,711,998 shares as of Dec-
Motor vehicles.................     141,671       141,671          ember 31, 1997 and 1996,
Leasehold improvements.........      29,335        14,510          respectively
                                ------------  ------------        Issued and outstanding -
                                                                    3,809,559 and 3,711,998
                                  1,242,451     1,040,399           shares as of December 31,
                                                                    1997 and 1996, respectively....    9,187,239       8,216,279
Less--Accumulated depreciation                                  Series C -
 and amortization.............      525,043       243,420         Authorized - 3,636,362 shares
                                ------------  ------------        Issued and outstanding -
                                                                    3,636,362......................    4,010,957               -
                                   717,408        796,979    Common stock, $.001 par value
                                -----------   ------------    Authorized - 15,536,581 and
                                                               11,000,000 shares as of
                                                               December 31, 1997 and 1996,
DEPOSITS                            37,180              -      respectively
                                                              Issued and outstanding -
                                                               1,926,118 and 1,812,069 shares
INTANGIBLE ASSETS, NET OF                                      as of December 31, 1997 and 1996,
 ACCUMULATED AMORTIZATION OF                                   respectively........................        1,926           1,812
 $35,000 AND $115,000 FOR                                    Treasury stock, 251,471 shares as
 1997 AND 1996 (NOTE 2)          1,014,522      3,732,087     of December 31, 1997, at cost........          (79)              -
                                -----------   ------------   Subscription receivable...............     (178,868)              -
                                                             Additional paid-in capital............      273,207          41,281
                                                             Accumulated deficit...................  (18,237,319)     (8,884,804)
                                                                                                    -------------   -------------
                                                              Total shareholders' equity (deficit).     (318,076)      3,649,429
                                                                                                    -------------   -------------

                                $ 6,488,271   $ 8,513,406                                           $  6,488,271    $  8,513,406
                                ============  ============                                          =============   =============

                The accompanying notes are an integral part
                      of these financial statements.

                         CORAL THERAPEUTICS, INC.

                         STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                          1997           1996
                                      -------------   ------------
REVENUE.............................  $  7,906,041    $  5,017,177

COST OF REVENUE.....................     5,653,552       3,838,999
                                      -------------   -------------
          Gross profit..............     2,252,489       1,178,178
                                      -------------   -------------
COSTS AND EXPENSES:
  General and administrative........     6,760,715       4,429,526
  Clinical support..................       118,000       1,297,056
  Marketing.........................       274,151         559,072
  Severance and asset impairment
   charges (Note 2).................     2,949,745               -
                                      -------------   -------------
        Total costs and expenses....   (10,102,611)      6,285,654
                                      -------------   -------------
        Loss from operations........    (7,850,122)     (5,107,476)

INTEREST INCOME (EXPENSE), NET......      (274,719)         75,311
                                      -------------   -------------
        Net loss....................  	(8,124,841)	(5,032,165)

ACCRETION OF DIVIDENDS ON PREFERRED
 STOCK..............................    (1,131,919)       (956,683)
                                      -------------   -------------

        Net loss available to
         common stockholders........  $ (9,256,760)   $	(5,988,848)
                                      =============   =============

BASIC AND DILUTED EARNINGS PER
 SHARE..............................  $      (4.95)   $      (3.30)
                                      =============   =============

WEIGHTED AVERAGE SHARES OF
 COMMON STOCK OUTSTANDING...........     1,869,094       1,812,069
                                      =============   =============

               The accompanying notes are an integral part
                      of these financial statements.

                         CORAL THERAPEUTICS, INC.
               STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

NOTE:  Information described in two tables.


                              --------Mandatorily Redeemable Convertible Preferred Stock-----------
                                    Series A                 Series B             Series C             Common Stock
                              --------------------    --------------------   ----------------------  -----------------
                              Number        Redem-      Number     Redem-      Number      Redem-     Number    $.001
                                of          ption-        of       ption         of        ption        of      Par
                              Shares        Value       Shares     Value       Shares      Value      Shares    Value
                            ----------   ----------   ---------  ----------  ---------   ----------  ---------  ------
BALANCE, DECEMBER 31, 1995  3,500,000    $3,924,861           -  $        -          -   $        -  1,812,069  $1,812
 Issuance of mandatorialy
  redeemable convertible  Series B Preferred Stock,
  at $2.05 per share, net
  of issuance costs at
  $42,693                           -             -   3,711,998   7,609,596          -            -          -       -

  Accretion of cumulative
   dividends on mandatorialy
   redeemable preferred stock       -       350,000           -     606,683          -            -          -       -

  Net loss                          -             -           -           -          -            -          -       -
                            ---------    ----------   ---------  ----------  ---------   ----------  ---------  ------

BALANCE, DECEMBER 31, 1996  3,500,000     4,274,861   3,711,998   8,216,279          -            -  1,812,069   1,812

  Repurchase of common
   shares                           -             -           -           -          -            -          -       -

  Issuance of mandatorialy
   redeemable convertible
   Series B Preferred Stock,
   at $2.05 per share               -             -      97,561     200,000          -            -          -       -
  Issuance of mandatorialy
   redeemable convertible
   Series C Preferred Stock,
   at $1.10, net of issuance
   costs of $95,755                 -             -           -           -  3,636,362    3,999,998          -       -

  Series B warrants issued
   in connection with notes
   payable                          -             -           -           -          -            -          -       -

  Exercise of stock options         -             -           -           -          -            -    114,049     114

  Accretion of cumulative
   dividends on mandatorialy
   redeemable preferred stock       -       350,000           -     770,960          -       10,959          -       -

  Net loss                          -             -           -           -          -            -          -       -
                            ---------    ----------   ---------  ----------  ---------   ----------  ---------  ------
BALANCE, DECEMBER 31, 1997  3,500,000    $4,624,861   3,809,559  $9,187,239  3,636,362   $4,010,957  1,926,118  $1,926
                            =========    ==========   =========  ==========  =========   ==========  =========  ======

                                                                                                   Total
                              Treasury Stock                                                       Stock-
                            ----------------------                  Additional                     holders
                            Number of               Subscription      Paid-in     Accumulated      Equity
                            Shares      At Cost      Receivable       Capital       Deficit       (Deficit)
                            ----------  --------    ------------   -------------  -------------   -----------
BALANCE, DECEMBER 31, 1995          -   $     -     $       -      $   41,281     $ (2,853,263)   $ 1,114,691

 Issuance of mandatorialy
  redeemable convertible
  Series B Preferred Stock,
  at $2.05 per share, net
  of issuance costs at
  $42,693                           -         -             -               -          (42,693)     7,566,903

  Accretion of cummulative
   dividends on mandatorialy
   redeemable preferred stock       -         -              -              -         (956,683)             -

  Net loss                          -         -              -              -       (5,032,165)    (5,032,165)
                            ----------  --------    ------------   ------------   -------------   ------------
BALANCE, DECEMBER 31, 1996          -         -              -         41,281       (8,884,804)     3,649,429

  Repurchase of common
   shares                     251,471       (79)             -              -                -            (79)

  Issuance of mandatorialy
   redeemable convertible
   Series B Preferred Stock,
   at $2.05 per share                -        -              -              -          200,000

  Issuance of mandatorialy
   redeemable convertible
   Series C Preferred Stock,
   at $1.10, net of issuance
   costs of $95,755                  -        -       (178,868)             -          (95,755)     3,725,375

  Series B warrants issued
   in connection with notes
   payable                           -        -              -        219,235                -        219,235

  Exercise of stock options          -        -              -         12,691                -         12,805

  Accretion of cumulative
   dividends on mandatorialy
   redeemable preferred stock        -        -              -              -       (1,131,919)             -

  Net loss                           -        -              -              -       (8,124,841)    (8,124,841)
                            ----------  --------    ----------     -----------    -------------   ------------
BALANCE, DECEMBER 31, 1997    251,471   $   (79)    $(178,868)     $  273,207     $(18,237,319)   $  (318,076)
                            ==========  ========    ==========     ===========    =============   ============


                The accompanying notes are an integral part
                      of these financial statements.

                           CORAL THERAPEUTICS, INC.

                           STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                  1997           1996
                                               ------------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................... $(8,124,841)   $(5,032,165)
  Adjustments to reconcile net loss to net
   cash used in operating activities-
     Depreciation and amortization............     338,067        295,431
     Severance and asset impairment charges...   2,661,121              -
     Interest expense due to accretion of
      preferred stock warrants................      35,072              -
     Changes in current assets and
      liabilities, net of acquisitions-
         Accounts receivable..................    (354,815)      (838,547)
     Inventories..............................     (47,948)       (43,539)
     Other current assets.....................      75,016        (90,703)
     Accounts payable and accrued expenses....     636,088        917,220
     Noncompete agreements....................    (118,334)       700,000
                                               ------------   ------------
        Net cash used in operating
         activities...........................  (4,900,574)    (4,092,303)
                                               ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........    (202,052)      (256,856)
  Maturity (purchases) of marketable
   securities.................................   2,215,193     (2,215,193)
  Increase in other long-term assets..........     (37,180)             -
  Cash paid for acquisitions of blood
   services companies.........................           -     (1,472,000)
                                               ------------   ------------
        Net cash provided by (used in)
         investing activities.................   1,975,961     (3,944,049)
                                               ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of mandatorily
   redeemable convertible preferred stock.....   3,925,375      7,579,403
  Borrowings (repayments) under line of
   credit and notes payable, net..............   1,326,285        (44,367)
  Borrowings under capital lease obligations,
   net........................................     282,494         18,301
  Repurchase of common stock..................         (79)             -
  Proceeds from exercise of stock options.....      12,805              -
                                               ------------   ------------
         Net cash provided by financing
           activities.........................   5,546,880	7,553,337
                                               ------------   ------------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS.............................   2,622,267       (483,015)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..     256,677        739,692
                                               ------------   ------------
CASH AND CASH EQUIVALENTS, END OF YEAR........ $ 2,878,944    $   256,677
                                               ============   ============
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Cash paid during the year for-
  Interest.................................... $   309,975    $    34,372
                                               ============   ============

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING
 AND INVESTING ACTIVITIES:
  Accretion of dividends on mandatorily
   redeemable convertible preferred stock..... $ 1,131,919    $   956,683
                                               ============   ============
  Acquisition of equipment under capital
   lease obligations.......................... $   405,435    $    22,492
                                               ============   ============
  Preferred stock warrants issued in
   connection with notes payable.............. $   219,235    $         -
                                               ============   ============

             The accompanying notes are an integral part
                   of these financial statements.

                      CORAL THERAPEUTICS, INC.
                    NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997


(1)	OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Coral Therapeutics, Inc. (the Company) was incorporated in the state of Massachusetts in May 1992 and reincorporated in the state of Delaware in February 1995. The Company contracts with health care organizations to provide specialized blood services, including cellular and ex-vivo therapies, collection of specific blood components from donors and patients, and management services.

The Company has incurred cumulative operating losses of approximately $17,024,000 through December 31, 1997, as the Company has been primarily engaged in raising funds, building its management team, expanding its market share in existing markets and developing new markets. The Company has funded these losses through issuances of equity securities. The Company is subject to risks such as the uncertainty of success in selling its services, competition from other companies, dependence on key individuals and the ability to obtain additional financing.

As discussed in Note 8, subsequent to year end, the Company defaulted under its line of credit and the lender foreclosed on certain asets of the Company. Effective October 22, 1998, the lender sold substantially all of the Company's assets to HemaCare Corporation. This transaction resulted in the termination and dissolution of the Company.

The accompanying financial statements reflect the application of certain significant accounting policies as described below:

(a)	Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b)	Revenue Recognition

Revenues are recognized as services are performed.

(c)	Cash and Cash Equivalents

Cash and cash equivalents include money market accounts that have original maturities of less than three months.

(d)	Marketable Securities

The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Company reported its investments at amortized cost, which approximates fair market value. The Company's marketable securities consisted of U.S. Treasury bills and were classified as available-for-sale at the end of 1996.

(e)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of disposable medical supplies.

(f)	Depreciation and Amortization

The Company provides for depreciation by charges to operations in amounts estimated to allocate the cost of the assets ratably over their estimated useful lives on a straight-line basis as follows:

                                                 Estimated
         Asset Classification                   Useful Life
   ----------------------------------------    -------------
   Furniture, fixtures and office equipment     5 years
   Computer and clinical equipment              3 years
   Motor vehicles                               4 years
   Leasehold improvements                       Life of lease

Depreciation expense for 1997 and 1996 was approximately $282,000 and $189,000, respectively.

(g)	Concentration of Credit Risk

SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable. For the year ended December 31, 1997, the Company had two significant customers that represented 26% of total revenue. The Company had one significant customer that represented 14% of total revenue for the year ended December 31, 1996. The number of customers having balances greater than 10% of total accounts receivable was 0 and three as of December 31, 1997 and 1996, respectively.

The following schedule summarizes the activity of the Company's accounts receivable reserve for the two years ended December 31, 1997:

                       Balance at     Charged to
                       Beginning of   Costs and                 Balance at
Description            Period         Expenses     Write-offs   End of Period
---------------------  ------------   -----------  ----------   --------------
ACCOUNTS RECEIVABLE
     RESERVE
December 31, 1996      $   48,000     $       -    $       -    $   48,000
December 31, 1997          48,000       234,000       23,000       259,000


(h)	Accrued Expenses

Accounts payable and accrued expenses at December 31, 1996 and 1997 consist of the following:

                                    December 31,
                                   1997           1996
                                ------------   -----------
Trade accounts payable          $   744,000    $   484,000
Accrued payroll and payroll
  related                         1,064,000        638,000
Accrued other                       185,000        235,000
                                -----------    -----------
                                $ 1,993,000    $ 1,357,000
                                ===========    ===========

(i)	Net Loss Per Common Share

In 1997, the Company adopted SFAS No. 128, Earnings Per Share, effective December 15, 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. The Company has applied the provisions of SFAS No. 128 retroactively to all periods presented. Diluted weighted average shares have not been presented because to do so would have been antidilutive.

(j)	Recently Issued Accounting Standards

In June and July 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, respectively. Both SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of these new accounting standards will not have a material impact on the Company's financial statements.

(2)	SEVERANCE AND ASSET IMPAIRMENT CHARGES

The Company had recognized goodwill from the business acquisitions discussed in Note 3, and had been amortizing these assets over their useful lives of 20 years on a straight-line basis. The Company has assessed the realizability of these assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed of. The Company evaluated the realizability of its goodwill based on estimated cash flows to be generated from the acquisitions giving rise to this asset. An impairment was identified, and therefore, the Company recognized a write-down of goodwill.

Beginning in 1997, the Company implemented a plan to increase the operational efficiency of the Company. As part of this plan, the Company relocated corporate headquarters and terminated 12 employees.

The severance and asset impairment charges included in the accompanying statement of operations for the year ended December 31, 1997 consists of the following:

                                        1997
                                    ------------
Charge for write-off of goodwill    $  2,661,121
Charge for employee severance            288,624
                                    ------------
                                    $  2,949,745
                                    ============

The total cash impact of the severance and asset impairment charges amounted to approximately $289,000. The total cash paid as of December 31, 1997 was approximately $165,000 and the remaining amount will be paid in 1998.

(3)	ACQUISITIONS OF BLOOD SERVICES COMPANIES

During 1996, the Company acquired the assets of four blood services businesses for total consideration of approximately $3,970,000. Consideration for these businesses included payment in cash of $811,000, issuance of notes payable (see Note 7) of $2.5 million and repayment of acquired debt obligations of $452,000. Acquisition and legal expenses incurred amounted to approximately $207,000. The total cash paid in 1996 for acquisitions was approximately $1,472,000, which has been recorded as an investing activity in the accompanying statement of cash flows. In addition, the Company entered into employment or consulting agreements with the former owners of the acquired businesses (see Note 5).

These acquisitions have been accounted for as purchase transactions in accordance with the Accounting Principles Board Opinion No. 16, Business Combinations, and results of operations includes the period subsequent to the acquisition in the accompanying statement of operations. The total consideration was allocated between the fair market value of assets acquired on the purchase date and goodwill, with substantially all of the purchase price allocated to goodwill.

In 1997, the Company evaluated the realizability of goodwill pertaining to the above acquisitions and determined an impairment was identified. Therefore, the Company recognized a write-down of goodwill in the current period (see Note 2).

(4)	INCOME TAXES

The Company provides for income taxes in accordance with SFAS
No. 109, Accounting for Income Taxes. Under SFAS No. 109, a deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change in deferred tax assets and liabilities during the year. A deferred tax valuation allowance is required if it is more likely than not that all or a portion of recorded deferred tax assets will not be realized.

The approximate tax effect of each type of temporary difference and carryforward that gives rise to the Company's deferred tax asset as of December 31, 1997 and 1996 is as follows:

                                          1997             1996
                                      ------------      ------------
    Net operating loss carryforward   $ 3,662,000       $ 2,298,000
    Goodwill                            1,526,000           (19,000)
    Nondeductible accruals                445,000           602,000
    Valuation allowance                (5,633,000)       (2,881,000)
                                      ------------      ------------
          Net deferred tax asset      $         -       $         -
                                      ============      ============

The Company has provided a valuation allowance equal to its net deferred tax asset due to the uncertainty regarding its ability to fully utilize this asset.

The Company has a federal net operating loss carryforward of approximately $10,771,000, which expires through 2012. The Company's federal net operating loss carryforward differs from the accumulated loss since inception for financial reporting purposes primarily as a result of losses incurred while the Company was an S corporation, the effect of goodwill amortization and the effect of nondeductibel accruals. The Company terminated its S corporation status on October 13, 1994. Pursuant to the Tax Reform Act of 1986, the utilization of net operating loss carryforwards for tax purposes is subject to an annual limitation if a cumulative change of ownership of greater than 50% occurs over any three-year period.

(5)	COMMITMENTS AND RELATED PARTY TRANSACTIONS

(a)	Operating Leases

The Company leases its facility and certain equipment under operating lease agreements expiring through November 2002.
Future minimum rental payments due under these agreements are approximately as follows as of December 31, 1997:

          1998            $   447,000
          1999                272,000
          2000                170,000
          2001                167,000
          2002                172,000
                          -----------
                          $ 1,228,000
                          ===========

Total rental expense included in the accompanying statements of operations amounted to approximately $362,000 and $212,000 for the years ended December 31, 1997 and 1996, respectively.

(b)	Capital Leases

The Company entered into an equipment lease facility that provides for maximum borrowings of $1,700,000. The Company has $303,925 outstanding on this line as of December 31, 1997. The borrowings consist of three separate notes payable in equal monthly installments over a period of 30 to 42 months with an interest rate of 5.73%-9.17%. The Company issued warrants to purchase 53,902 shares of Series B Preferred Stock at $1.10 per share in connection with this debt, which resulted in a discount of $44,427, of which $38,773 is unamortized at year-end (see Note 7).

The Company leases certain equipment under capital leases expiring through March 2002. Future minimum lease payments under these capital lease obligations as of December 31, 1997 are as follows:

               Year                                  Amount
               ----                                 ---------
               1998                                 $ 153,763
               1999                                   136,868
               2000                                   119,435
               2001                                    31,205
               2002                                     9,675
                                                    ---------
                    Total minimum lease payments      450,946

              Less-Amount representing interest       123,634
                                                    ---------
                                                      327,312
              Less-Current portion of capital leases   90,945
                                                    ----------
                                                    $ 236,367
                                                    =========

(c)	Consultant and Employment Agreements

The Company has a five-year consulting agreement with the former owner of an acquired blood services company under which it is required to make annual payments to the former owner of amounts based on a certain percentage of the gross revenues of the blood services business, with such payments not to exceed $30,000 per year. The agreement also prohibits the sellers of the assets from conducting business that is in direct competition with services provided by the Company for the term of the consulting agreement and a period of three years thereafter.

Concurrent with the acquisitions in 1996 (see Note 3), the Company entered into consulting and employment agreements with the former owners of the acquired businesses. These agreements have terms from one year to four years. In addition, options to purchase a total of 45,000 shares at fair market value were also granted as part of these agreements. As a condition of these former owners' employment by the Company, these individuals will be eligible to receive options to purchase an additional 33,333 shares of the Company's stock at the completion of each of the first two years of employment with the Company and 33,334 shares at the completion of the third year of employment, which will be issued at their fair market value at date of grant. These former owners have also entered into noncompete agreements with the Company in the event their employment is terminated. The Company has a total commitment of $583,333 in connection with these agreements as of December 31, 1997.

The Company has employment agreements with certain key employees as of December 31, 1997. In addition to setting forth the terms of employment, these agreements prohibit the employees from conducting business that is in direct competition with services provided by the Company for up to two years following termination.

In January 1997, the Company terminated the employment of two key employees. Under the terms of the Employee Noncompetition, Nondisclosure and Management Agreements dated October 13, 1994 with these individuals, the Company is required to pay these two individuals $100,000 each, per year, in 1997 and 1998. This amount is included in general and administrative expenses as of December 31, 1997. Furthermore, the agreement also prohibits the former employees from conducting business that is in direct competition with services provided by the Company for up to two years following termination.

(d)	Other Commitments

As of December 31, 1997 and 1996, the Company has $2,041,200 and $1,646,000, respectively, of clinical equipment on loan from three vendors and one vendor, respectively. This equipment has not been recorded as a fixed asset by the Company since the vendors continue to hold title to the equipment. The Company is obligated to purchase all consumables associated with the operation of this equipment from the vendor; however, there is no minimum purchase commitment specified. The Company has insured the clinical equipment from risk of loss/damage.

(6)     LINES OF CREDIT

On May 28, 1997, the Company entered into a line-of-credit agreement with a lender. The agreement provides for total maximum borrowings of up to $1,800,000, not to exceed 75% of the Company's total eligible accounts receivable, at an interest rate of prime plus 1% (9.5% at December 31, 1997) per annum. The line of credit is secured by all of the Company's accounts receivable and property (which is not already subject to a lien on security interest). The line of credit expires on May 27, 1998. The Company has borrowings under this line of $930,000 as of December 31, 1997. The Company issued warrants to purchase 65,854 shares of Series B preferred stock at $1.10 per share in connection with this debt, which resulted in a discount of $54,278, of which $31,153 was unamortized at year-end (see Note 7).

(7)	NOTES PAYABLE

The following is a listing of the Company's outstanding notes payable as of December 31, 1997 and 1996:

                                               1997            1996
                                          -------------    -------------
Note payable to selling stockholder
of Dialysis Apheresis Consultants,
Inc. bearing interest at prime rate
plus 1% (9.5% at December 31, 1997),
with principal payments of $15,000
plus interest due quarterly               $    165,000     $   225,000

Note payable to selling stockholder
of Circulatory Support Services,
Inc. bearing interest at prime rate
(8.5% at December 31, 1997), with
principal payments of $18,125 plus
interest due quarterly, secured by
the assets acquired and subordinated
to any obligations to any bank or
financial institutions                         145,000         217,500

Note payable to selling stockholder
of Norcal Surgical Blood, Inc.
bearing interest at 9%, with
principal payments commencing with
four quarterly principal payments of
$137,500 plus interest, followed by
fifteen quarterly principal payments
of $60,000 plus interest                       900,000       1,450,000

Note payable to selling stockholder
of Center for Apheresis &
Immunology, Inc. bearing interest at
prime rate (8.5% at December 31,
1997), with quarterly principal
payments of $62,500 plus interest,
secured by the assets acquired and
subordinated to any bank or
financial institutions                         375,000         500,000



Present value of non-interest-
bearing note payable to selling
stockholder of Center for Apheresis
& Immunology, Inc. payable in twelve
quarterly principal payments of
$25,000, secured by the assets
acquired and subordinated to any
bank or financial institutions,
discounted at a rate of 8.25%                  217,938         236,504

Note payable to selling stockholder
of Apheresis Specialties, Inc.
bearing interest at prime rate (8.5%
at December 31, 1997) with quarterly
principal payments of $5,555 plus
interest                                        61,111          66,666


Note payable to a bank paid in 1997                  -          10,433

Notes payable to a financing
institution for the purchase of
motor vehicles bearing interest
ranging from 10.25-10.90%                       33,972          56,333


Present value of subordinated note
payable to a financing institution
bearing interest at 12.5%, payable
in thirty-six monthly principal and
interest payments of $16,554, less
unamortized discount due to warrants
(see Note 8)                                   427,875               -

Present value of subordinated note
payable to a financing institution
bearing interest at 12.5%, payable
in thirty-six monthly principal and
interest payments of $24,832, less
unamortized discount due to warrants
(see Note 8)                                   679,815               -
                                          ------------     -----------
                                             3,005,711       2,762,436
   Less-Current portion of notes
      payable                                1,105,717         866,019
                                          ------------     -----------
                                          $  1,899,994     $ 1,896,417
                                          ============     ===========

The following table summarizes scheduled payments required on all notes payable:

          Year          Amount
          ----       ------------
          1998       $	1,105,717
          1999            991,743
          2000            728,199
          2001            180,052
                     ------------
            Total    $  3,005,711
                     ============

(8)	STOCKHOLDERS' EQUITY (DEFICIT)

(a)	Mandatorily Redeemable Convertible Preferred Stock

On October 13, 1994, the Company authorized and issued 3,500,000 shares of $.001 par value Series A mandatorily redeemable convertible preferred stock (Series A Preferred Stock). Series A Preferred Stock is convertible, at any time at the option of the holder, into shares of the Company's $.001 par value common stock at a price of $1.00 per share, subject to certain adjustments.

On March 15, 1996, the Company issued 3,711,998 shares of $.001 par value Series B mandatorily redeemable convertible preferred stock (Series B Preferred Stock) at a price of $2.05 per share. On May 28, 1997, the Company authorized and issued an additional 97,561 shares of Series B Preferred Stock at a price of $2.05 per share. Series B Preferred Stock is convertible at any time at the option of the holder into shares of the Company's $.001 par value common stock at a price of $2.05 per share, subject to certain adjustments.

On December 21, 1997, the Company authorized and issued 3,636,362 shares of $.001 par value Series C mandatorily redeemable convertible preferred stock (Series C Preferred Stock). Series C Preferred Stock is convertible at any time at the option of the holder into shares of the Company's $.001 par value common stock at a price of $1.10 per share, subject to certain adjustments.

Dividends on Series A, Series B and Series C Preferred Stock are cumulative and accrue on a daily basis at a per annum rate of $.10 per share of Series A Preferred Stock, $.205 per share of Series B Preferred Stock and $.11 per share of Series C Preferred Stock. In addition, commencing any time after October 13, 1999 and upon the election of two-thirds of the holders of the outstanding shares of preferred stock, the Company is obligated to redeem all outstanding shares of such stock for $1.00 per share for Series A Preferred Stock, $2.05 per share for Series B Preferred Stock and $1.10 per share of Series C Preferred Stock plus accrued dividends. The accretion of cumulative dividends for Series A, B and C Preferred Stock has been recorded in the accompanying statements of stockholders' equity (deficit).

The Series A, Series B and Series C Preferred Stock automatically converts to common stock upon the closing of an underwritten public offering providing the Company with net proceeds of at least $15 million and an initial public offering price of at least $10.00 per share. The conversion rate into common stock for Series A, Series B and Series C Preferred Stock shall be 1-to-1, 1-to-1.25 and 1-to-1, respectively. Upon liquidation of the Company, the Series A, Series B and Series C preferred stockholders are entitled, before any distribution is made to the common stockholders, to be paid $1.00 per share, $2.05 and $1.10 per share, respectively, plus accrued dividends. The preferred stockholders vote, together with the common stockholders, as a single class based on the number of shares of common stock into which the shares convert.

As of December 31, 1997, the liquidation preference and redemption value for Series A Preferred Stock was $4,624,861, including cumulative dividends of $1,124,861. As of December 31, 1997, the liquidation preference and redemption value of Series B Preferred Stock was $9,187,239, including cumulative dividends of $1,249,149. As of December 31, 1997, the liquidation preference and redemption value for Series C Preferred Stock was $4,010,957, including cumulative dividends of $20,423. The accompanying balance sheets and statements of stockholders' equity (deficit) state the value of the Series A, B and C Preferred Stock at their liquidation preference and redemption value.

(b)	Common Stock

The Company has 15,536,581 shares of authorized common stock, $.001 par value, of which 1,926,118 shares are issued and 15,088,648 shares are reserved for issuance upon conversion of Series A, Series B and Series C Preferred Stock, warrants and common stock issuance under the Company's stock option plan As of December 31, 1997, the Company had a deficit of 447,933 authorized shares needed in order to sufficiently reserve for the issuance upon conversion of preferred stock, warrants and common stock issuance under the Company's stock option plan.

The common stock issued to the Company's officers, employees and consultants vests over various periods up to approximately five years, and the unvested shares are subject to repurchase by the Company, at any time prior to vesting, upon certain defined events. In connection with the termination of two key employees in January 1997 (see Note 5(c)), the Company repurchased 251,471 shares of common stock from one of these individuals at the original issuance price paid by this individual. In January 1998, the Company purchased 251,471 shares of common stock from the other individual at the original issuance price.

(c)	Stock Option Plan

On October 31, 1994, the Company's Board of Directors approved the establishment of the 1994 Stock Option Plan (the Plan).
Under the terms of the Plan, the Board of Directors may grant key employees, stockholders and consultants options to purchase approximately 3,000,000 shares of common stock. The Company values option grants to nonemployees using methods defined under SFAS No. 123, Accounting for Stock-Based Compensation. The options generally vest in equal installments of 20% per year over five years and expire on the earlier of 10 years from the date of grant or 30 days following employee termination. A summary of stock option activity for the years ended December 31, 1997 and 1996 is as follows:

                                                                   Weighted
                                                  Exercise         Average
                                  Number of       Price per        Exercise
                                   Shares          Share            Price
                                  ----------      -----------     ----------

Outstanding, December 31, 1995      865,000       $ .10-1.00      $   .12
  Granted                           436,625         .10-.20           .15
  Canceled                          (35,000)        .10               .10
                                 -----------

Outstanding, December 31, 1996    1,266,625         .10-1.00          .13
  Granted                         1,743,448         .11-1.00          .12
  Canceled                         (560,370)        .10-1.00          .14
  Exercised                        (114,049)        .10-.20           .11
                                 -----------
Outstanding, December 31, 1997    2,335,654       $ .10-1.00      $   .12
                                 ===========      ==========      =======
Exercisable, December 31, 1997      327,428       $ .10-1.00      $   .12
                                 ===========      ==========      =======

In October 1995, the Financial Accounting Standards Board issued
SFAS No. 123, which requires the measurement of the fair value of stock options or warrants to be included in the statement of income or disclosed in the notes to the financial statements.
The Company has determined that it will continue to account for stock-based compensation for employees under Accounting
Principles Board Opinion No. 25, Accounting for Stock Issued to
Employees, and elect the disclosure-only alternative under SFAS
No. 123. The Company has computed the pro forma disclosures required for options granted in 1997 and 1996 using the Black-
Scholes option pricing model prescribed by SFAS No. 123.

The weighted average assumptions are as follows:

                                         December 31,
                                     1997            1996
                                  ------------   ------------
       Risk-free interest rate    5.83%-6.86%        6.24%
       Expected dividend yield         -               -
       Expected lives               7 years         7 years
       Expected volatility             -               -



The effect of applying SFAS No. 123 would increase the Company's net loss by $7,000 and $2,000 in 1997 and 1996, respectively.

(d) Warrants

In 1997, the Company granted 267,483 warrants to purchase Series
B Preferred Stock at a price of $1.10 per share to a noteholder
(see Notes 6 and 7). Additionally, the noteholder is entitled to an additional number of warrants equal to 1% of outstanding principal at the same price for each month principal is overdue.
These warrants are exercisable for ten years after the date of issuance or five years after the Company's initial public offering, whichever is longer. The value assigned to the warrants, $219,235, is being accounting for as a discount on the debt and is being amortized over the life of the loan. The
Company recognized an amortization expense for these warrants of $35,000 during 1997.

(9)     SUBSEQUENT EVENTS

On July 31, 1998, the Company sold substantially all of the assets it acquired in the purchase of Intraoperative Autologous Transfusion
Services Business back to its original owner in exchange for the forgiveness of the remaining $780,000 of debt issued as part of the Company's original acquisition.

On September 9, 1998, the Company sold substantially all of the assets it acquired in the purchase of Therapeutic Apheresis Services business back to its original owner in exchange for the forgiveness of the remaining $361,667 of debt issued as part of the Company's original acquisition.

Subsequent to year-end, the Company defaulted under its lines of credit (Note 6). The lender noticed a foreclosure sale under
Article 9 of the Illinois Uniform Commercial Code.  Effective
October 22, 1998, HemaCare Corporation made an offer to the lender, which the lender accepted, resulting in the sale of substantially all of the Company's assets by the lender to HemaCare Corporation for $950,000 in cash and 450,000 shares of HemaCare's Series B senior convertible preferred stock. This transaction resulted in the termination and dissolution of the Company by the lender.


